As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAVEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

South Dakota	46-0246171
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

205 E. 6th Street, P.O. Box 5107

Sioux Falls, South Dakota 57117- 5107

Telephone: (605) 336-2750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Rykhus President and Chief Executive Officer Raven Industries, Inc. 205 E. 6th Street, P.O. Box 5107 Sioux Falls, SD 57117-5107 Telephone: (605) 336-2750	Copies to : Martin R. Rosenbaum, Esq. Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South 7th Street Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $1.00 per share	1,541,696	$26.13	$40,284,516.48	$4,681.06

(1)	There is also being registered hereunder an indeterminate number of additional shares of common stock as shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Includes 1,541,696 shares of common stock issued as a part of the merger consideration paid pursuant to that certain Agreement and Plan of Merger and Reorganization dated November 3, 2014 by and among the registrant, Integra Plastics, Inc., and certain other parties thereto.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $26.13 per share average of high and low prices of the registrant’s common stock on the NASDAQ Global Select Market on November 6, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 10, 2014

PROSPECTUS

RAVEN INDUSTRIES, INC.

1,541,696 Shares

Common Stock

This prospectus relates to the resale from time to time of a total of 1,541,696 shares of our common stock, all of which are issued and outstanding on the date of this prospectus. Such shares were issued as a part of the merger consideration paid pursuant to that certain Agreement and Plan of Merger and Reorganization dated November 3, 2014 by and among the registrant, Integra Plastics, Inc., and certain other parties thereto. The shares covered by this prospectus may be disposed of from time to time by the selling shareholders identified herein. We are not selling any securities under this prospectus, and we will not receive any proceeds from the disposition of the shares of common stock that may be offered by the selling shareholders.

The selling shareholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 5.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “RAVN.” On November 6, 2014, the closing price of our common stock, as reported on the NASDAQ Global Select Market, was $26.38. We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

The date of this prospectus is                , 2014.

1

PROSPECTUS SUMMARY

The following is a summary of this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus (including all documents incorporated by reference into this prospectus) in its entirety. Unless otherwise indicated, “Raven Industries,” the “Company,” “we,” “us,” “our” and similar terms refer to Raven Industries, Inc.

Our Company

Raven Industries, Inc. (the Company or Raven) was incorporated in February 1956 under the laws of the State of South Dakota and began operations later that same year. Raven is a diversified technology company providing a variety of products to customers within the industrial, agricultural, energy, construction and military/aerospace markets. The Company markets its products around the world and has its principal operations in the United States of America. Raven began operations as a manufacturer of high-altitude research balloons before diversifying into the industrial, agricultural, energy, construction and military/aerospace markets. The Company employs approximately 1,300 people and is headquartered at 205 E. Sixth Street, Sioux Falls, SD 57104 - telephone (605) 336-2750. The Company’s Internet address is http://www.ravenind.com and its common stock trades on the NASDAQ Global Select Market under the symbol RAVN. The Company has adopted a Code of Conduct applicable to all officers, directors and employees, which is available on the website.

The Company has three unique operating units, or divisions, that are also its reportable segments:

•	Applied Technology designs, manufactures, sells and services innovative precision agriculture products and information management tools that help growers reduce costs and improve farm yields around the world. The Applied Technology product families include field computers, application controls, GPS-guidance and assisted-steering systems, automatic boom controls, yield monitoring planter controls, seeder and harvest controls and an integrated real-time kinematic (RTK) navigation and information platform called SlingshotTM.

•	Engineered Films produces high-performance plastic films and sheeting for industrial, energy, construction, geomembrane and agricultural applications.

•	Aerostar’s growth strategy emphasizes the design and manufacture of proprietary products. These include high-altitude balloons, tethered aerostats and radar processing systems. These products can be integrated with additional third-party sensors to provide research, communications and situational awareness to government and commercial customers. Aerostar also has historically produced products as a contract manufacturing services provider and is shifting away from that business.

Risk Factors

An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should carefully consider the risk factors and all of the other information included under the section entitled “Risk Factors” beginning on page 3 of this prospectus, including the information incorporated by reference to the reports that we file with the Securities and Exchange Commission.

The Offering

The selling shareholders identified beginning on page 4 of this prospectus are offering for resale a total of 1,541,696 shares of our common stock.

Common stock offered	1,541,696 shares
Common stock outstanding before the offering(1)	38,044,119 shares
Common stock outstanding after the offering(1)	38,044,119 shares
Common Stock NASDAQ Global Market symbol	RAVN

(1)	Based on the number of shares outstanding as of November 6, 2014, not including (i) 1,029,500 shares issuable upon exercise of outstanding options to purchase common stock, (ii) 68,962 shares issuable under outstanding director restricted stock unit awards that settle in shares of common stock, or (iii) shares issuable under performance-based restricted stock unit awards that settle in shares of common stock, with 221,838 shares issuable under outstanding awards (assuming performance at target level and satisfaction of other conditions).

The selling shareholders will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution” on page 5.

RISK FACTORS

An investment in our common stock involves a number of risks. Before deciding to invest in our common stock, you should carefully consider the risks related to our Company and an investment in our common stock. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture and construction and oil and gas drilling; changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, any of which could adversely impact any of the Company’s product lines; or risks relating to acquisitions, including integration of acquired companies, unanticipated liabilities or contingencies related to acquired companies, uncertain realization of benefits of acquisitions and adverse effects on the Company’s financial results. These and other risks could materially harm our business, financial condition or future results. If any such risks materialize, the value of our common stock could decline, and you could lose all or part of your investment. For a more detailed discussion of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the information detailed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 31, 2014, our Quarterly Report of Form 10-Q for the quarter ended April 30, 2014, our Quarterly Report of Form 10-Q for the quarter ended July 31, 2014 and in the other reports that we file from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus and any applicable prospectus supplement.

CAUTIONARY NOTE REGARDING

FORWARD LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Specific factors that might cause actual results to differ from our expectations or may affect the value of the common stock, include, but are not limited to those discussed in this prospectus under the caption “Risk Factors” above as well as the risk factors contained in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. These statements are subject to risks and uncertainties—both known and unknown—which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the Company’s primary markets, such as agriculture and construction and oil and gas drilling; changes in competition, raw material availability, technology or relationships with the Company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, any of which could adversely impact any of the Company’s product lines; or risks relating to acquisitions, including integration of acquired companies, unanticipated liabilities or contingencies related to acquired companies, uncertain realization of benefits of acquisitions and adverse effects on the Company’s financial results. These and other risks are detailed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 31, 2014 and in the other reports that we file from time to time under the Securities Act or the Exchange Act, which are incorporated by reference into this prospectus and any applicable prospectus supplement. You are encouraged to read these filings as they are made.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot quantify the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. All sales of the offered securities will be made by, or for the account of, the selling shareholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, we will not receive any proceeds from the disposition by the selling shareholders of any of the shares covered by this prospectus.

SELLING SHAREHOLDERS

This prospectus covers the disposition by the selling shareholders identified below of a total of 1,541,696 shares of our common stock. All of such shares were issued to the selling shareholders as a part of the merger consideration paid pursuant to that certain Agreement and Plan of Merger and Reorganization dated November 3, 2014 by and among the registrant, Integra Plastics, Inc., and certain other parties thereto (the “Merger”).

The table below sets forth certain information regarding the selling shareholders and the shares of our common stock offered by them in this prospectus. None of the selling shareholders have had a material relationship with us within the past three years other than as a result of the Merger. The number of shares of the common stock owned by each selling shareholder is as of November 6, 2014, and after giving effect to this offering assuming all of the shares covered hereby are sold by the selling shareholder. The percentage of beneficial ownership is based on 38,044,119 shares of our common stock outstanding as of November 6, 2014.

The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of its shares since the date on which the information in the table is presented. Information about the selling shareholders may change over time. As used in this prospectus, “selling shareholder” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold the selling shareholder’s interests.

Selling Shareholder	Shares Beneficially Owned Before Offering (1)	Total Shares Offered By Selling Shareholder	Shares Beneficially Owned After Offering (1) (2)	Percentage of Beneficial Ownership After Offering (1) (2)
Bluestem Capital Partners I, LLC (3)	392,156	392,156	—	—
Bluestem Select Opportunities Fund, LLC (3)	152,217	152,217	—	—
Bluestem Core Strategies Fund, LLC (3)	169,037	169,037	—	—
Michael V. Green	241,376	241,376	—	—
Royce G. and Peggy A. Quamen Revocable Living Trust dated July 18, 2006 (4)	183,525	183,525	—	—
First Bank & Trust, Trustee FBO Robert Hesse IRA #003598 (5)	24,988	24,988	—	—
Robert Hesse or Jeany Hesse, JTWROS (6)	52,278	52,278	—	—
Trustee of the Kent Metzger Stock Trust dated 3/1/1998 (7)	58,657	58,657	—	—
Arthur H. Thornton Irrevocable Trust dated 10/31/10, First Bank & Trust, Trustee (8)	44,506	44,506	—	—
Stacy T. Coffin	73,322	73,322	—	—
Patricia Annette Lopez, Trustee of the Roy Clapp Living Trust UA 9/24/91 (9)	24,988	24,988	—	—
First Clearing, LLC, Custodian FBO Thomas S. Everett IRA (10)	7,332	7,332	—	—
Clark Lee	36,661	36,661	—	—
Christopher C. Baranko	21,996	21,996	—	—
James W. Freeman	36,661	36,661	—	—
Virgil Garbers	21,996	21,996	—	—

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Assumes sales of all shares offered under this prospectus by the selling shareholder.

(3)	Steve Kirby has voting and investment power over the shares held by these selling shareholders.

(4)	Royce G. Quamen and Peggy A. Quamen have voting and investment power over the shares held by this selling shareholder.

(5)	Harold S. Bailey III has voting and investment power over the shares held by this selling shareholder.

(6)	Robert Hesse and Jeany Hesse have voting and investment power over the shares held by this selling shareholder.

(7)	Chan Masselink has voting and investment power over the shares held by this selling shareholder.

(8)	Brian L. Thompson, Robin Aden, Peggy Dant, Tony B. McKillip, and Kristin K. Lillestol have voting and investment power over the shares held by this selling shareholder.

(9)	Patricia Lopez has voting and investment power over the shares held by this selling shareholder.

(10)	Thomas S Everett has voting and investment power over the shares held by this selling shareholder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register these securities.

The selling shareholders, as used in this prospectus, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of the shares of the offered securities to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the offered securities acquired in the distribution.

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Any selling shareholder may decide to sell all or a portion of the securities offered by such selling shareholder pursuant to this prospectus or may decide not to sell any securities under this prospectus.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in other market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•	where broker-dealers agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	in other ways not involving market makers or established trading markets;

•	by pledge to secure debts and other obligations;

•	through agents;

•	through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•	any other method permitted by applicable law; and

•	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus filed pursuant to Rule 424 or pursuant to another applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction) or deliver to close any short positions therein.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market or other transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule, rather than pursuant to this prospectus.

To the extent required by applicable regulations, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the SEC. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not assume that the information in this prospectus, any supplement or amendment to this prospectus, or document incorporated by reference into this prospectus, is accurate at any date other than the date indicated on the cover page of such documents or the respective dates of the documents incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including exhibits to such registration statement) under the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the shares of our common stock to be sold under this prospectus, we refer you to the registration statement (SEC File No. 333- ). Statements contained in this prospectus as to the contents of any contract, agreement or other document to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matter involved.

We are currently subject to the reporting and information requirements of the Exchange Act and, as a result, we are required to file periodic and current reports, and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Copies of all or any part of the registration statement may be obtained from the SEC’s offices upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains periodic and current reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including filings made after the initial filing date of the registration statement of which this prospectus is a part and prior to the effective date of such registration statement:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2014, filed on March 31, 2014, including the information incorporated by reference into such report by reference to our definitive proxy statement for our 2014 annual meeting of shareholders filed on April 14, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended April 30, 2014 and July 31, 2014, filed on May 29, 2014 and August 26, 2014, respectively;

•	Current Reports on Form 8-K filed on (i) April 2, 2014, (ii) April 22, 2014, (iii) May 28, 2014, and (iv) November 7, 2014; and

•	The description of the registrant’s common stock set forth in the registration statement on Form 8-A registering the registrant’s common stock under Section 12 of the Securities Exchange Act of 1934, which was filed with the Securities and Exchange Commission on July 22, 1980, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Raven Industries, Inc.

205 E. Sixth Street

Sioux Falls, SD 57104

Attention: Corporate Secretary

Telephone: (605) 336-2750

VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended January 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,541,696 Shares

Common Stock

RAVEN INDUSTRIES, INC.

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the registration of securities hereunder. All amounts are estimates except for the SEC registration fee. The selling shareholders are responsible for any expenses incurred by them for brokerage, accounting, tax or legal or other services incurred by the selling shareholders in disposing of securities held by them, as well as any underwriting discount or commissions.

SEC registration fee	$4,681.06
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$17,500.00
Printing and engraving expenses	$2,500.00
Miscellaneous expenses	$2,500.00

$42,181.06

Item 15. Indemnification of Directors and Officers.

Article Eighth of the registrant’s Articles of Incorporation reads as follows:

LIMITATION OF LIABILITY OF DIRECTORS. No director of the corporation shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director.

Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law for: (i) breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any violation of South Dakota Codified Laws Sections 47-5-15 to 47-5-19, inclusive, (iv) any transaction from which the director derived an improper personal benefit, or (v) any act or omission occurring prior to the date when this Article Eighth becomes effective. Neither the amendment nor repeal of this paragraph, nor the adoption of any provision of this Articles of Incorporation inconsistent with this paragraph, shall apply to or have any effect upon the liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

Article VI of the registrant’s Amended and Restated Bylaws provides for mandatory indemnification of officers and directors if certain standards are conduct are met. Specifically, the registrant shall indemnify officers and directors of the registrant for actions or suits against them, provided such officer or director (a) acted in good faith, (b) reasonably believed (i) in the case of conduct in an official capacity, that the conduct was in the best interests of the registrant, and (ii) in all other cases, that such conduct was at least not opposed to the best interests of the registrant, and (c) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Indemnification amounts are limited to reasonable costs, charges and expenses, excluding judgments fines and penalties. In addition, Article VI of the registrant’s Amended and Restated Bylaws includes procedures for the advancement of expenses to indemnified officers and directors prior to the final disposition of indemnifiable claims. It also protects against any retroactive loss of indemnification rights due to amendment, termination or repeal of Article VI or of relevant provisions of the South Dakota corporation law or any other applicable laws.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization with the Company, Infinity Acquisition, Inc., Integra Plastics, Inc. and a Shareholder Representative dated November 3, 2014 (incorporated herein by reference to Exhibit 2.1 of the Company’s 8-K filed November 7, 2014).

5.1	Legal opinion of Maslon Edelman Borman & Brand, LLP ( filed herewith ).

23.1	Consent of PricewaterhouseCoopers LLP ( filed herewith ).

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls and the State of South Dakota, on this 10th day of November, 2014.

RAVEN INDUSTRIES, INC.

By:	/s/ Thomas Iacarella
Thomas Iacarella,
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints Daniel A. Rykhus and Thomas Iacarella, signing singly as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file with the Securities and Exchange Commission all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Rykhus Daniel A. Rykhus, Director, President and Chief Executive Officer (principal executive officer)	November 10, 2014

/s/ Thomas Iacarella Thomas Iacarella, Vice President and Chief Financial Officer (principal financial and accounting officer)	November 10, 2014

/s/ Thomas S. Everist Thomas S. Everist, Chairman of the Board	November 10, 2014

/s/ Jason M. Andringa Jason M. Andringa, Director	November 10, 2014

/s/ Mark E. Griffin Mark E. Griffin, Director	November 10, 2014

/s/ Kevin T. Kirby Kevin T. Kirby, Director	November 10, 2014

/s/ Marc E. LeBaron Marc E. LeBaron, Director	November 10, 2014

/s/ Cynthia H. Milligan Cynthia H. Milligan, Director	November 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal opinion of Maslon Edelman Borman & Brand, LLP.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).